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                                                                   EXHIBIT 10.11

                                MANOR CARE, INC.

                      RESTRICTED STOCK UNIT AWARD AGREEMENT

NAME: _________________________       GRANT: ________ RESTRICTED STOCK UNITS

ADDRESS: _____________________        PLAN:  AMENDMENT AND RESTATEMENT OF THE
                                      EQUITY INCENTIVE PLAN OF MANOR CARE, INC.

______________________________

SSN: _________________________        GRANT DATE: _________________________

SIGNATURE: ____________________

Effective on the Grant Date, you have been granted the number of Restricted Stock Units (the "Restricted Units") set forth above providing you the entitlement to receive shares of Manor Care, Inc. (the "Company") Common Stock as the Restricted Units vest, in accordance with the provisions of this Agreement and the provisions of the Amendment and Restatement of the Equity Incentive Plan of Manor Care, Inc. (the "Plan"). In addition to the Restricted Units, you are awarded Dividend Equivalents equal to the number of Restricted Units. "Dividend Equivalents" provide you with the right to receive a payment in shares of Company Common Stock with a Fair Market Value equal to the amount of dividend which would have been paid on a share of Common Stock subject to the Restricted Units and on a share of Common Stock subject to previously awarded Dividend Equivalents, for so long as the Restricted Unit remains outstanding.

One third of the Restricted Units will vest on each of the third, fourth and fifth anniversary of the Grant Date. Notwithstanding the foregoing, the Restricted Units shall be fully vested and mature upon your Termination of Employment by reason of your (i) death, (ii) total disability as determined by the Committee in accordance with company policies, or (iii) retirement which is at least one year following the Grant Date and with the consent of the Committee. Upon your Termination of Employment, all Restricted Units which are not vested and the Dividend Equivalents thereon shall terminate and be cancelled.

Upon vesting in the Restricted Units, you will be issued shares of Common Stock equal to the number of Restricted Units vested, in settlement of the Restricted Units. Common Stock payable as a Dividend Equivalent on the vested Restricted Units shall be distributed at the time the Restricted Unit vests.

The Company has the authority to deduct or withhold, or require you to remit to the Company, within 30 days of written notice, an amount sufficient to satisfy applicable federal, state, local and foreign taxes arising from the receipt of the shares of Common Stock upon settlement of the Restricted Units and Dividend Equivalents. Subject to reasonable rules established by the Company, you may satisfy your tax obligation, in whole or in part, by: (i) electing to have the Company withhold shares otherwise to be delivered with a Fair Market Value equal to the minimum amount of the tax withholding obligation; (ii) surrendering to the Company previously owned Common Stock with a Fair Market Value not to exceed the marginal tax rate with respect to the shares; (iii) by deduction from salary or any other payment payable to you at any time on or after the day an income tax charge arises in respect of the shares; or (iv) a combination of the foregoing methods.

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The Restricted Units and Dividend Equivalents are not transferable except by will or the laws of descent and distribution. Until the Common Stock is issued upon settlement of the Restricted Units you will not be deemed for any purpose to be, or have rights as, a Company shareholder by virtue of this award.

In consideration of the Restricted Units and Dividend Equivalents hereby granted, you agree that while you are performing services for the Company or any Subsidiary and for a period of two (2) years following the date of your Termination of Employment for any reason, you will not, directly or indirectly, through an existing corporation, unincorporated business, affiliated party, successor employer, or otherwise, solicit or hire for employment, on a full-time or part-time, consulting, advising or any other basis, other than on behalf of the Company any employee or independent contractor employed by the Company or any Subsidiary. You further agree that the foregoing undertaking does not supersede any other agreements or obligations on your part which may be more restrictive or extend for a greater period of time. You acknowledge and agree that nothing in this Agreement or the Plan shall confer upon you the right to continue in the employment of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or any Subsidiary to discharge you at any time with or without cause.

The Restricted Units and Dividend Equivalents are granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The Plan has been introduced voluntarily by the Company and in accordance with the provisions of the Plan may be terminated by the Company at any time. The grant of the Restricted Units and Dividend Equivalents is a one-time benefit and does not create any contractual or other right to receive a grant of restricted units, dividend equivalents or benefits in lieu of restricted units or dividend equivalents in the future. Future grants of restricted units and dividend equivalents, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the grant, the number of units and vesting provisions. By execution of this Agreement, you consent to the provisions of the Plan and this Agreement.

Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein.

COMPANY:

MANOR CARE, INC.

_____________________________
By: _________________________
Title: ______________________

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